 Explanatory Note:  This Post-Qualification Offering Circular amends the offering circular of Eco Allies Inc. qualified on June 28, 2021, in order to update the Financials and Business in the Offering.

OFFERING CIRCULAR NO. 3 DATED August 14, 2023

Eco Allies Inc.

$20,000,000

20,000,000 SHARES OF COMMON STOCK

$1.00 PER SHARE

This is the public offering of securities of Eco Allies Inc., a Nevada corporation. We are offering up to 20,000,000 shares of our Common Stock, par value $0.001 ("Common Stock"), at an offering price of $1.00 per share (the "Offered Shares") by the Company. This Offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold or (2) the date at which the Offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements. The minimum purchase requirement per investor is 10,000 Offered Shares ($10,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is not publicly traded.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$1.00	$20,000,000.00
Underwriting Discounts and Commissions (3)	$0	$0
Proceeds to Company (4)	$1.00	$20,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution”
(2)

This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, which will be approximately $50,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $1.00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Eco Allies Inc.", “Eco Allies”, "we", the "Company", "our", and "us" refer to the activities of and the assets and liabilities of the business and operations of Eco Allies Inc.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements.

Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

Eco Allies Inc. (the “Company,” “EA,” or “Eco Allies”) was incorporated July 29, 2020, under the laws of the State of Nevada. The Company was formed for the sole purpose of climate change mitigation. The Company is a majority owned subsidiary of Stereo Vision Entertainment, Inc.

The Company is primarily engaged in the business of Climate Change Mitigation. We believe that our revenues will be achieved from generating and trading carbon offset credits, emission offset credits, Eco Allies branded biochar products livestock feed and kitty litter, and the deployment of our proprietary Paulownia Elongata SuperGreenTrees™.

On February 18, 2021, the Company and Climate Cure Capital Corporation (“CC”), a related party, entered into an Asset Purchase, Sale and Transfer Agreement (the “Asset Purchase Agreement”). As per the Asset Purchase Agreement, the

Company issued 2,500,000 shares of common stock to an affiliate of the Company’s Chief Executive Officer (Stereo Vision Entertainment, Inc.) in exchange for 231,121 verified carbon credits and approximately 5,000,000 seeds of the SuperGreenTree™.

On June 10, 2021, EA finalized and entered into a joint venture agreement (“Joint Venture Agreement”) with Biochar Now, LLC (“BN”) to establish one biochar production facility, using patented BN’s slow pyrolysis kiln technologies. The Joint Venture encompasses initial activities to manufacture, distribute, and market the Eco Allies® branded Biochar Now USDA approved biochar products to regional, national, and global markets for agriculture, livestock feed, industrial plastics, soil amendment and fertilizer, government pollution remediation projects, renewable energy, and other renewable and sustainable climate change mitigation and ecofriendly industries. As per the Joint Venture Agreement the ownership of the joint venture projects shall be divided twenty-five percent to BN and seventy-five percent to EA. EA was to provide funding of $6,500,000 to the joint venture, and BN will provide employee training and site management for the operation of the joint venture. (See updated information in this section following, at July 2023, regarding the Company and Biochar Now regarding the number of plants now planned to be built.) If BN provides customers to the joint venture, then BN will receive an additional twenty percent of gross revenues on those specific customers. The Joint Venture Agreement contains customary terms of termination.

In June 2023, the Company entered into a licensing agreement with Arborescentum, a Mexican company, to distribute all of Arborescentum’s current and future Paulownia Elongata in vitros under Eco Allies’ SuperGreenTree™ trademark. Climate Cure Capital, an affiliate of the Company, purchased 75,000 of the SuperGreenTree™™ in vitros to be planted as described in the next paragraph.

In June 2023, the Company, and an affiliate, Climate Cure Capital Corporation, entered into agreement with Melissa Gonzalez to plant SuperGreenTrees™ at Ms. Gonzalez’s Rancho San Miguel de la Soledad property located in Chihuahua, Mexico. The Chihuahua farm has begun growing 75,000 SuperGreenTrees™ on 500 acres. Included is an option to utilize up to 4,500 additional acres at Rancho San Miguel to grow SuperGreenTrees™.

In July 2023, the Company and Biochar Now agreed to increase the number of biochar production plants under the Joint Venture Agreement to two biochar productions facilities, with the second one to be built on land that would be purchased or leased in Mexico. The number of kilns for each one of the two plants would be 180. That is an increase from the original 120 kilns that was planned for just the first facility. The total number of kilns now planned for the two plants would be a total of 360 kilns. The Company would allocate a total of $13,000,000 for the two facilities instead of $6,500,000 for just one plant. The Mexico facility would operate to produce biochar for use in Mexico and for export.

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As of March 31, 2023 the company had no paid employees. EA is based in Las Vegas, Nevada. Eco Allies® is a registered trademark of Eco Allies Inc.

Eco Allies’ headquarters is located at 601 E. Charleston Blvd., Ste. 100, Las Vegas. Nevada 89104. The Company phone number is 818-326-6018.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock does not currently have a public market on which it trades.

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THE OFFERING

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Issuer:	Eco Allies Inc.

Securities offered:	A maximum of 20,000,000 shares of our common stock, par value $0.001 ("Common Stock") at an offering price of $1.00 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	5,558,911 issued and outstanding as of March 31, 2023.

Number of shares of Common Stock to be outstanding after the offering	25,182,411 shares if the maximum amount of Offered Shares are sold.

Price per share:	$1.00

Maximum offering amount:	20,000,000 shares at $1.00 per share, or $20,000,000 (See “Distribution.”).

Trading Market:	Our Common Stock is not currently publicly traded.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $19,950,000.00. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The price of our common stock may continue to be difficult to determine and volatile.

The trading price of our common stock has been and is likely to remain difficult to determine and volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company has incurred losses of $141,126 and $1,249,864 for the years ending March 31, 2023 and 2022, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

Risks Relating to Our Financial Condition

Our management has much experience operating small companies and are subject to the risks commonly encountered by early-stage companies.

Management of Eco Allies Inc. has experience in operating small companies. Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

-	risks that we may not have sufficient capital to achieve our growth strategy;

-	risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

-	risks that our growth strategy may not be successful; and

-	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have begun expanding operations in our business and have not yet received any revenue through the sale of our products, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the climate mitigation, and commodities industries, which are rapidly transforming. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we have not achieved profitability and cannot be certain that we will be able to begin growth or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issuecould have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling or offering carbon offsets, fertilizer, biochar, climate mitigation technologies or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The Common Stock is illiquid, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has no trading market, and is illiquid, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to, institutional investors and others in the investment community that generate or influence sales, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained.

We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 50,000,000 shares of common stock. We have issued and outstanding, as of March 31, 2023, 5,558,911 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Jack Honour, Co-CEO of the Company, is the control shareholder of Stereo Vision Entertainment, Inc., which owns the Company’s Series A Preferred stock, giving Mr. Honour and Stereo Vision Entertainment, Inc. voting control of the Company. As Mr. Honour holds such control, it is not likely that you will be able to elect directors or have any say in the policies of Eco Allies Inc.

Because directors and officers currently and for the foreseeable future will continue to control Eco Allies Inc., it is not likely that you will be able to elect directors or have any say in the policies of Eco Allies Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers, and affiliates of Eco Allies Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on technology, biochar, fertilizer, carbon credit offsets, and commodities related industry participants, including manufacturers, distributors, retailers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn enough revenue to make a net profit.

We have no existing brand identity and no brand loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially viable product offered. In order to attract customers to our products, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

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Deployment of SuperGreenTree™ Seedlings.

A return for shareholders on their investment is dependent on the Company being able to plant SuperGreenTrees™ and to obtain revenue from the trees. In the event the Company fails to have all the SuperGreenTrees™ Seedlings acquired by the Company planted, there will be an adverse effect upon shareholders’ returns on investment.

Farmers Care of the SuperGreenTree™ Trees.

The farmers potentially contracted by us must properly care for the SuperGreenTrees™ Trees from their planting as SuperGreenTrees™ Seedlings through their growth cycle to maturity. Farmers must properly water, prune and care for the SuperGreenTree™ trees. Failure to do so could result in some or all a farmer’s SuperGreenTrees™ trees either dying or failing to mature to expected height and diameter, thereby reducing the amount of SuperGreenTrees™ that may be harvested from a farmer’s SuperGreenTrees™ tree farm.

Monitoring of Farmers.

The Company will not be continuously on the farmer’s land monitoring their activities during the growth cycle of the SuperGreenTrees™. Should a farmer fail to properly care for its SuperGreenTrees™ or default under the terms of our proposed contract, by the time the Company learns of such circumstances it may be too late for the Company to take corrective steps or instruct the farmer to take corrective steps to save the farmer’s crop of SuperGreenTrees™.

Natural Disturbances.

The SuperGreenTrees™ Seedlings and resulting SuperGreenTrees™ will be subject to natural disturbances such as drought, insects, pests, disease, fire, flood, climate change, soil contamination, and excess precipitation. The occurrence of any one or all of these factors with respect to a farmer’s SuperGreenTrees™ could cause an investor to lose some or all of their investment.

Other Deployments of SuperGreenTrees™

The Company signed a license agreement with Leon, Mexico based Aborescentum to distribute all of their Paulownia Elongata in vitros under Eco Allies’ SuperGreenTree™ trademark. The in vitro propagation method is a technology for the production of a large number of plantlets within a short period. In vitro culture Paulownia Elongata can be initiated from the seed or mother plant.

The in vitros are produced by Aborescentum. Should Aborescentum fail to properly care for the Paulownia Elongata in vitros to be distributed under the SuperGreenTree™ trademark, be unable to create sufficient quantities of viable in vitros, or default under the terms of our contract, by the time the Company learns of such circumstances, it may be too late for the Company to take corrective steps to resolve any of the foregoing situations to be able to have sufficient in vitros to plant.

The Company and Climate Cure Capital Corporation, an affiliate of the Company, are planting 75,000 trademark licensed SuperGreenTrees™ from Aborescentum that are owned by Climate Cure, an affiliate of the Company. These SuperGreenTrees™, which are currently at heights of six inches to four feet, are being planted on ranch owner Melissa Gonzalez’s 20,000 acre Rancho San Miguel de la Soledad in Chihuahua Mexico on 500 acres there. The climate is suitable for these trees and there is sufficient water, but it is possible that these trees may not continue to thrive for reasons such as weather, a decline in the available water, pests, or lack of care for these trees because of a shortage of available labor, along with other potential problems that could arise as described in this section about growing these trees.

While it is expected that the SuperGreenTrees™ in vitros could ultimately generate considerable numbers of them to plant SuperGreenTree™ forests globally, the in vitros may not survive where they are planted, and even if successfully planted in sufficient numbers and locations, they may not survive such plantings and even if they do, they will be subject to natural disturbances such as drought, insects, pests, disease, fire, flood, climate change, soil contamination, and excess precipitation. The farmers potentially contracted by us must properly care for the SuperGreenTrees™ in vitros from their planting as through their growth cycle to maturity. The invitors must be properly watered, pruned, and cared for by those watching over them. Failure to do so could result in some or all of the resulting trees to dying or failing to mature to expected height and diameter, thereby reducing the amount of SuperGreenTrees™ that may be harvested.

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The Company plans to transition from being SuperGreenTree™™ seed providers to SuperGreenTree™™ in vitros providers and growing. There are any number of reasons that the Company may not be successful in achieving such a transition, for the reasons described above, and also because of market conditions, including a lack of demand for SuperGreenTrees™, lumber, biomass, or other products for which SuperGreenTrees™ could be used to create.

The occurrence of any one or all of these factors with respect to the SuperGreenTrees™ grown from in vitros could cause an investor to lose some or all of their investment.

Return on investment is dependent on multiple factors beyond the control of the Company.

A return on a shareholder’s investment is dependent on the aggregate of the amount of SuperGreenTrees™ that the Company is able to sell from the harvest, and the price for which it can sell the SuperGreenTrees™ and their biproduct produced from the harvest, both of which are subject to numerous external factors beyond the control of the Company. In the event the Company is unable to produce a sufficient amount of SuperGreenTrees™, and/or sell such SuperGreenTrees™ byproducts at a profit, investors may lose some or all of their investment.

No Established Market for SuperGreenTrees™ in North America.

The market for SuperGreenTrees™ in North America is unestablished. If the Company is unable to develop the market, or if the market does not expand on its own, the Company may not be able to sell its SuperGreenTrees™ or its byproducts for a profit, or at all, which may result in a loss of some or all of a shareholder’s investment.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core products and services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

The industry in which we operate is highly fragmented and competitive and we face competition from numerous, biochar fertilizer manufacturers, retailers and wholesalers as well as companies that offer carbon offsets.

We will compete with numerous biochar fertilizer manufacturers and distributors and, companies that offer carbon offsets. It is certain that some of these competitors have better access in certain markets, an enhanced ability to customize products to certain regions and complete established local distribution channels. Although we are confident about the advantages of the products that we offer, there are a number of manufacturers already manufacturing similar products in large scale and we cannot provide any assurances that there will not be new market entrants with similar products in the future. Furthermore, increased world trade has led to increased foreign competition; international producers and traders import products into the United States that generally of similar quality than those produced by US manufacturers. If they are localized and become familiar with the fertilizers we acquire from our supplier, we may face additional competition. If we are not successful in our marketing and advertising, diversifying our distribution channel, improving awareness of our brand, our revenue growth may be limited.

Our competitors, due to their greater size and resources, are more capable of withstanding downturns in our industry. In addition, due to the low barrier of entry of our industry, it is likely that in the future more competitors will emerge and competition will likely be intensified.

While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and inour ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

We may not be able to compete with other climate change mitigation companies, almost all of whom have greater resources and experience than we do.

Mostly all of our competitors have significantly greater financial, marketing and other resources, broader product lines outside of carbon offset credits, SuperGreenTrees™, biochar and larger customer bases than we have and are less financially leveraged than we are. As a result, these competitors may be able to: adapt to changes in customer requirements more quickly; introduce new and more innovative products more quickly; better adapt to downturns in the economy or other decreases in sales; better withstand pressure to accept customer concerns; take advantage of acquisition and other opportunities more readily; devote greater resources to the marketing and sale of their products and services; and adopt more aggressive pricing policies.

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Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results.

The global increase in security threats and higher levels of professionalism in computer crime have increased the importance of effective IT security measures, including proper identity management processes to protect against unauthorized systems access.

Our systems, networks, products, solutions and services remain potentially vulnerable to attacks, which could potentially lead to the leakage of confidential information, improper use of our systems and networks, which could in turn materially adversely affect our financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

In order to develop additional revenues and further our current products, we have plans to invest in product(s) that are synergistic with our current products.

Investing in these products’ adaptive technologies or business models may or may not be successful. They may not be timely nor cost-effective, and there is no assurance the desired results will be achieved. We may need to increase our inventory levels, increase our accounts receivables, and be exposed to bad debt and obsolete inventory, and this would negatively impact our operations and balance sheet.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

We may be unable to keep pace with changes in the industries that we compete in and advancements in technology as our business and market strategy evolves.

As changes in the industries we compete in occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more beneficial products. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

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Risks Relating to the Internet

Online security breaches could harm our business.

 The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website as well as to maintain corporate communications. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes", "expects", "may", "will", "would", "could", “should", "seeks", "approximately", "intends", "plans", "projects", "estimates", or "anticipates", or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $50,000) will be $19,950,000. We will use these net proceeds for the following:

Shares Offered (% Sold)	20,000,000 Shares Sold (100%)	15,000,000 Shares Sold (75%)	10,000,000 Shares Sold (50%)	5,000,000 Shares Sold (25%)
Gross Offering Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Approximate Offering Expenses (1)
Misc. Expenses	15,000	15,000	15,000	15,000
Legal and Accounting	35,000	35,000	35,000	35,000
Total Offering Expenses	50,000	50,000	50,000	50,000
Total Net Offering Proceeds	19,950,000	14,950,000	9,950,000	4,950,000
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Independent Contractor Compensation	1,500,000	1,125,000	750,000	350,000
Rent, Utilities, Office Expenses	200,000	150,000	100,000	50,000
Build Biochar Livestock Feed Facility	1,000,000	750,000	475,000	250,000
Acquire up to 400 Acres of Farmland to Cultivate SuperGreenTrees™	2,000,000	1,500,000	1,000,000	500,000
Build up to two 180 Kiln Biochar Manufacturing Facilities	13,000,000	9,750,000	6,500,000	3,250,000
Prepare Land for and Plant up to 1,000,000, SuperGreenTrees™	1,500,000	1,125,000	750,000	375,000
Alternative Compliance Payment Programs, Set Up and Operation	300,000	225,000	150,000	75,000
Working Capital	450,000	325,000	225,000	100,000

Total Principal Uses of Net Proceeds	19,950,000	14,950,000	9,950,000	4,950,000
Amount Unallocated	0	0	0	0

_____

(1)	Offering expenses have been rounded to $50,000.
(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of March 31, 2023, was $1,932 or $0.00035 per then-outstanding shares of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $50,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$1.00	$1.00	$1.00	$1.00
Historical net tangible book value per share as of March 31, 2023 (1)	.00035	.00035	.00035	.00035
Increase in net tangible book value per share attributable to new investors in this offering (2)	(0.7792)	(0.7246)	(0.6339)	(0.4541)
Net tangible book value per share, after this offering	0.7796	0.7250	0.6343	0.4545
Dilution per share to new investors	0.2204	0.2750	0.3657	0.5455

(1)	Based on net tangible book value as of March 31, 2023, of $1,932 and 5,558,911 outstanding shares of Common stock as of March 31, 2023.
(2)	After deducting estimated offering expenses of $50,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

-	the information set forth in this Offering Circular and otherwise available;
-	our history and prospects and the history of and prospects for the industry in which we compete;
-	our past and present financial performance;
-	our prospects for future earnings and the present state of our development;
-	the general condition of the securities markets at the time of this Offering;
-	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
-	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold or (2) the date at which the Offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). However, our Common Stock is being offered and sold only to those investors that are within the latter category (i.e., investors whose investment in our Common Stock does not represent more than 10% of the applicable amount), regardless of an investor’s status as an “accredited investor.” Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Other Selling Restrictions

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had no revenues from operations from July 29, 2020 (Inception) through to March 31, 2023.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit  experts in the field, as well as scout experienced firms, to assist in the marketing and distribution of our SuperGreenTrees™ and Eco Allies® branded biochar products.

The Company expects to increase the number of employees at the corporate level, as warranted.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Results for the Years Ending March 31, 2023 and 2022.

Working Capital	March 31, 2023 $	March 31, 2022 $
Cash	64,221	1,944
Current Assets	64,221	1,994
Current Liabilities	62,289	56,448
Working Capital (Deficit)	1,932	(54,454)

Cash Flows	March 31, 2023 $	March 31, 2022 $
Cash Flows from (used in) Operating Activities	(130,285)	(39,736)
Cash Flows from (used in) Investing Activities	(154,358)	(23,600)
Cash Flows from (used in) Financing Activities	348,850	64,796
Net Increase (decrease) in Cash During Period	64,207	1,460

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Operating Revenues

The Company’s revenues were $nil, and $nil for the years ending March 31, 2023 and March 31, 2022, respectively.

Cost of Revenues / Sales

The Company’s cost of revenues was $nil and $nil for the years ending March 31, 2023 and 2022, respectively.

Gross Profit

For the years ending March 31, 2023 and March 31,2022, the Company’s gross profit was $nil and $nil, respectively.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the years ending March 31, 2023 and March 31, 2022, general and administrative expenses were $139,451 and $1,249,864, respectively. The issuance to directors of stock of the Company for director services accounted for most of the expense the Company incurred in the year ended March 31, 2022.

Other Income (Expense)

Other income (expense) consisted of interest expense of $10,300, and an amortization of debt discount of $8,000, for the years ending March 31, 2021 and March 31,2022, respectively.

Net Loss

Our net loss for the years ending March 31, 2023 and March 31, 2022, was $141,126 and $1,257,864, respectively. The net loss was mainly attributable to general and administrative expenses and is further influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At March 31, 2023, the Company had total current assets of $64,221. Current assets consisted of cash.

At March 31, 2023, the Company had total current liabilities of $62,289. Current liabilities consisted primarily of notes payable, and amounts due to related parties.

We had working capital in the amount of $1,932 as of March 31, 2023.

Cashflow from Operating Activities

During the years ending March 31, 2023 and March 31, 2022, there was cash used in operating activities in the amount of $130,285 and $39,736, respectively.

Cashflow from Investing Activities

There was $154,338 and $23,600 cash used in investing activities for the years ending March 31, 2023 and 2022, respectively. Of the $154,338, $6,384 was for investment in product, and $147,954 in investing was a loan to an affiliate. The $23,600 in investing was a loan to an affiliate.

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Cashflow from Financing Activities

During the years ending March 31, 2023 and March 31, 2022, cash provided by financing activity was $351,850 and $64,796, respectively.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our audited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of March 31, 2023, the Company had a net loss of $141,126, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving andunpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Recognition of Revenues - In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 establishes a single comprehensive model for entities to use in accounting for revenue arising from outside contracts with customers and supersedes most of the existing revenue recognition guidance and notes that lease contracts with customers are a scope exception. ASU 2014-09 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. On August 12, 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09. Public business entities may elect to adopt the amendments as of the original effective date however, adoption is required for annual reporting periods beginning after December 15, 2017.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

-	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

-	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

-	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

-	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any December 31, before that time, we would cease to be an "emerging growth company" as of the following December 31.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only a semi-annual report, annual report and an exit report, rather than annual and quarterly reports.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Eco Allies Inc.

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Corporate History

Eco Allies Inc. (the “Company,” “EA,” “Eco Allies,”) was incorporated July 29, 2020, under the laws of the State of Nevada. The Company was formed for the sole purpose of climate change mitigation. The Company is a 32.3%  owned subsidiary of Stereo Vision Entertainment, Inc., which is the control shareholder by virtue of Stereo Vision’s  ownership of the Company’s super voting Series A Preferred stock.

The Company is primarily engaged in the business of Climate Change Mitigation through ecological restoration and preservation products. We believe that our revenues will be achieved from generating and trading carbon offset credits, emission offset credits, Eco Allies branded biochar products livestock feed and kitty litter, and the deployment of our proprietary Paulownia Elongata SuperGreenTrees™ and the planting and growing of our SuperGreenTrees™ in vitros, which will also produce seeds that can be planted to grow more SuperGreenTrees™. Eco Allies has applied for a registered trademark for SuperGreenTree.

On February 18, 2021, the Company and Climate Cure Capital Corporation (“CC”), a related party, entered into an Asset Purchase, Sale and Transfer Agreement (the “Asset Purchase Agreement”). As per the Asset Purchase Agreement, the Company issued 2,500,000 shares of common stock to an affiliate of the Company’s Chief Executive Officer (Stereo Vision Entertainment, Inc.) in exchange for 231,121 verified carbon credits and approximately 5,000,000 seeds of the  SuperGreenTree™.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and are qualified in its entirety by reference to the complete text of such agreements, which is filed as Exhibit 6.1 to this Regulation A Offering, respectively, and is incorporated herein by reference.

On June 10, 2021, EA finalized and entered into a joint venture agreement (the “Joint Venture Agreement”) and Biochar Now, LLC (“BN”) (biocharnow.com) to establish operations at EA’s HQ facility planned for Baton Rouge LA, using BN’s slow pyrolysis kiln technologies. The Joint Venture encompasses initial activities to manufacture, distribute, and market the Eco Allies® branded Biochar Now USDA approved biochar products to regional, national, and global markets for agriculture, livestock feed, industrial plastics, soil amendment and fertilizer, government pollution remediation projects, renewable energy, and other renewable and sustainable climate change mitigation and ecofriendly industries. As per the Joint Venture Agreement the ownership of the joint venture projects shall be divided twenty-five percent to BN and seventy-five percent to EA. EA was to provide funding of $6,500,000 to the joint venture, and BN will provide employee training and site management for the operation of the joint venture. (See updated information in this section following, at July 2023, regarding the Company and Biochar Now regarding the number of plants now planned to be built.) If BN provides customers to the joint venture, then BN will receive an additional twenty percent of gross revenues on those specific customers. EA plans to build and manage a global offset credits trading exchange and data center and trade offset credits generated by EA and others. The Joint Venture Agreement contains customary terms of termination.

In June 2023, the Company entered into a licensing agreement with Arborescentum, a Mexican company, to distribute all of Arborescentum’s current and future Paulownia Elongata in vitros under Eco Allies’ SuperGreenTree™ trademark. Climate Cure Capital, an affiliate of the Company, purchased 75,000 of the SuperGreenTree™ in vitros to be planted as described in the next paragraph.

In June 2023, the Company, and an affiliate, Climate Cure Capital Corporation, entered into agreement with Melissa Gonzalez to plant SuperGreenTrees™ at Ms. Gonzalez’s Rancho San Miguel de la Soledad property located in Chihuahua, Mexico. The Chihuahua farm has begun growing 75,000 SuperGreenTrees™ on 500 acres. Included is an option to utilize up to 4,500 additional acres at Rancho San Miguel to grow SuperGreenTrees™.

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In July 2023, the Company and Biochar Now agreed to increase the number of biochar production plants under the Joint Venture Agreement to two biochar productions facilities, with the second one to be built on land that would be purchased or leased in Mexico. The number of kilns for each one of the two plants would be 180. That is an increase from the original 120 kilns that was planned for just the first facility. The total number of kilns now planned for the two plants  would be  a total of 360 kilns. The Company would allocate a total of $13,000,000 for the two facilities instead of $6,500,000 for just one plant.  The Mexico facility would operate to produce biochar for use in Mexico and for export.

The foregoing description of the Joint Venture Agreement does not purport to be complete and are qualified in its entirety by reference to the complete text of such agreements, which is filed as Exhibit 6.2 to this Regulation A Offering, respectively, and is incorporated herein by reference.

Eco Allies’ headquarters is located at 601 E. Charleston Blvd., Ste. 100, Las Vegas. Nevada 89104. The Company’s phone number is 818-326-6018.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

Our Business Overview

The Company is primarily engaged in the business of Climate Change Mitigation through ecological restoration and preservation products. We believe that our revenues will be achieved from generating and trading carbon offset credits, emission offset credits, Eco Allies branded biochar products such as livestock feed and kitty litter, and the deployment of our proprietary Paulownia Elongata SuperGreenTrees™.

On February 18, 2021, the Company and Climate Cure Capital Corporation (“CC”), a related party, entered into an Asset Purchase, Sale and Transfer Agreement (the “Asset Purchase Agreement”). As per the Asset Purchase Agreement, the Company issued 2,500,000 shares of common stock to an affiliate of the Company’s Chief Executive Officer (Stereo Vision Entertainment, Inc.) in exchange for 231,121 verified carbon credits and approximately 5,000,000 seeds of the  Paulownia Elongata SuperGreenTree™.

On June 10, 2021, EA finalized and entered into a joint venture agreement (the “Joint Venture Agreement”) and Biochar Now, LLC (“BN”) (biocharnow.com) to establish operations at EA’s HQ facility planned for Baton Rouge LA, using BN’s slow pyrolysis kiln technologies. The Joint Venture encompasses initial activities to manufacture, distribute, and market the Eco Allies™ branded Biochar Now USDA approved biochar products to regional, national, and global markets for agriculture, livestock feed, industrial plastics, soil amendment and fertilizer, government pollution remediation projects, renewable energy, and other renewable and sustainable climate change mitigation and ecofriendly industries. As per the Joint Venture Agreement the ownership of the joint venture projects shall be divided twenty-five percent to BN and seventy-five percent to EA. EA was to provide funding of $6,500,000 to the joint venture, and BN will provide employee training and site management for the operation of the joint venture. (See updated information in this section following, at July 2023, regarding the Company and Biochar Now regarding the number of plants now planned to be built.) If BN provides customers to the joint venture, then BN will receive an additional twenty percent of gross revenues on those specific customers. EA plans to build and manage a global offset credits trading exchange and data center and trade offset credits generated by EA and others. The Joint Venture Agreement contains customary terms of termination.

In June 2023, the Company entered into a licensing arrangement with Arborescentum, a Mexican company, to distribute all of Arborescentum’s current and future Paulownia Elongata in vitros under Eco Allies’ SuperGreenTree™ trademark.

In June 2023, the Company, and an affiliate, Climate Cure Capital Corporation, entered into an arrangement with Melissa Gonzalezto to plant Supergreentrees™ at Ms. Gonzalez’s Rancho San Miguel de la Soledad property in Chihuahua, Mexico. The Chihuahua farm has begun growing 75,000 SuperGreenTrees™ on 500 acres. Included is an option to utilize up to 4,500 additional acres at Rancho San Miguel to grow SuperGreenTrees™.

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In July 2023, the Company and Biochar Now agreed to expand the Joint Venture Agreement to two plants and to increase the number of biochar productions facilities to two, with the second one to be built on land to be sought it Mexico. The number of kilns for each one of the two plants would be 180. That  is an increase from the original 120 kilns that was planned for just the first facility. The total number of kilns now planned for the two plants  would be  a total of 360 kilns. The Company would allocate a total of $13,000,000 for the two facilities instead of $6,500,000 for just one plant.  The Mexico facility would produce biochar for use in Mexico and for export.

Products

SuperGreenTree™™

The Company's primary focus is the planting and sale of its SuperGreenTrees™. For years, SuperGreenTrees™ have been successfully grown and harvested domestically. Six weeks after planting, these trees grow to 1 1/2 feet and continue growing up to 20 feet a year, to a maximum 60-foot height. But they can be harvested after one year for biomass for clean energy, making biochar, and even to make a product that supplants coal. Through our joint venture agreement, Climate Cure’s SuperGreenTree™™ seeds were assigned to Eco Allies to broaden the cultivation footprint of SuperGreenTrees™. The SuperGreenTree™™ was developed by Climate Cure Capital through a grafting process that did not involve genetic modification.

The Company entered into a licensing arrangement with Arborescentum, a Mexican company, to distribute all of Arborescentum’s current and future Paulownia Elongata in vitros under Eco Allies’ SuperGreenTree™ trademark.

SuperGreenTree™™

We intend to start planting our SuperGreenTrees™  in suitable places for growing them based on the climate, price of the land and availability of labor. The Company, and an affiliate, Climate Cure Capital Corporation, entered into an arrangement with Melissa Gonzalezto to plant Supergreentrees at Ms. Gonzalez’s Rancho San Miguel de la Soledad property in Chihuahua, Mexico. The Chihuahua farm has begun growing 75,000 SuperGreenTrees™ on 500 acres. Included is an option to utilize up to 4,500 additional acres at Rancho San Miguel to grow SuperGreenTrees™.

Organizations worldwide including the Food and Agriculture Organization of the United Nations know these trees have such important environmental value as:

•	Carbon dioxide absorption, one of the “greenhouse gases,” which many think is responsible for the global climate change our planet is experiencing; and

•	SuperGreenTrees™ absorb many other gases and pollutants such as nitrogen dioxide, ozone, and microscopic particulate matter which are harmful to humans and the atmosphere.

The SuperGreenTree™™ is a phyto-remediator, increasing the organic content of degraded soils, processing and filtering contaminants through the uptake of its vascular system, and emitting oxygen into the atmosphere. In this manner, each 3-year-old SuperGreenTree™™ could sequester approximately 361 pounds of carbon representing 1,325 pounds of CO2 gas removed from the atmosphere. Actual determination of CO2 sequestered will be determined as part of baseline study, tree monitoring and maintenance plans as part of the greenhouse gas emission reduction validation and verification process for qualifying and certifying the offset credits.

The SuperGreenTree™™ can re-grow from its stump (coppicing ability) and can be harvested repeatedly after sufficient growth periods, which relatively speaking, are very short.

The SuperGreenTree™™ is not genetically engineered. A proprietary root-grafting system allows its propagation.

The source of rootstock is native to China, Laos, and Vietnam, and has long been cultivated elsewhere in eastern Asia, notably in Japan and Korea. The rootstock was introduced to the USA as a landscape tree over 150 years ago. It has since become naturalized in 33 states.

In 1961, Paleontologist Charles J. Smiley reported findings of over 500 fossils of Paulownia tomentosa in Ellensburg Canyon in the State of Washington along with fossil remains of trees that normally co-habitat with Paulownia.

The Bee-Friendly tree may be one of the few trees in the world that can be used for valuable wood, feed fodder and honey while cleaning the air, water and soil of pollutants.

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Mixing mulched SuperGreenTrees™ with effluent from animal farms produces a cleaner burning, efficient fuel to sell. If not utilized, methane, a dangerous (and smelly) greenhouse gas result. Preventing or lowering methane emissions benefits the atmosphere and results in high value, marketable methane offset credits. SuperGreenTrees™ produce a very high-quality biochar. Biochar is a type of charcoal that is used in agriculture as a soil amendment. Biochar is rich in carbon, and can endure for thousands of years, and enhances soil for better production yields over extended periods.

SuperGreenTrees™ Features

SuperGreenTrees™ are the Elongata member of the genus Paulownia, which is reported in the Guinness Book of World Records to be the fastest growing hardwood tree in the world. Characteristics of the tree include:

i.

Fast growing time grows 10-20 feet in first year and 5-10 feet per year thereafter (depending on growing conditions). http://toadgully.com.au/files/Indices%20of%20Paulownia%20Growth%20Characteristics.pdf

ii.	Timber varieties reach a height of 50–70 feet.

iii.	Non-invasive deep tri-tap root system. http://toadgully.com.au/files/Data02.pdf

iv.	Ready for harvest within 7-10 years (depending on climate). http://www.permaship.org/Home/permaculture-concepts/paulownia-overview

v.	Will generate up to 6 harvests from a single root for a total of approximately 40-60 years of production. http://www.permaship.org/Home/permaculture-concepts/paulownia -overview

vi.	Timber is good for Biomass uses, such as feedstock for the process of pyrolysis for the generation of fuels. http://www.permaship.org/Home/permaculture-concepts/paulownia-overview

Benefits of SuperGreenTrees™

Carbon Drawdown and Other Environmental Benefits

Eco Allies plans to grow SuperGreenTrees™ in plantation and permaculture settings and then harvest the trees in approximately 3 years from planting and then every 3 years thereafter for 6 rounds of growth and harvesting. The trees regenerate after harvest, providing a long-term source of lumber without replanting.

Environmentally beneficial properties include:

•	Non-invasive, non-GMO, Earth-friendly
•	Regenerates after harvest without replanting
•	Protects old growth forests by growing trees as a timber crop
•	Revitalizes the soil
•	Intercrops well with other plants, improving overall harvest

Tree Farm based timber is widely recognized as a solution for reversing climate change and protecting forests. The fast growth rate is fueled by extremely efficient carbon sequestration using C4 Photosynthesis.

Due to the SuperGreenTrees™ ability to sequester carbon dioxide, it is a particularly well-suited solution for offsetting the carbon that shareholders generate during the normal course of their lifetime.

The environmental benefits extend to the soil. The large leaves absorb nitrogen from the air, providing a natural fertilizer to the soil. Empress tree plantations will revitalize and regenerate impoverished land, allowing farmers to grow new crops in soils that have been depleted from over-farming.

SuperGreenTrees™ Growing Condition

Growing Zones and Planting Requirements

The Company plans to plant its SuperGreenTrees™ and SuperGreenTree™ in vitros in diverse geographical areas to mitigate risks associated with weather and disease.

We plan to plant our SuperGreenTrees™ at a minimum of 20 feet apart. The choice of plantation locations will be assessed on the basis of season temperatures, rainfall, elevation, soil type and the topography of the land.

Soil: Ideal conditions for planting are a free draining, sandy loam soil with direct sunlight. SuperGreenTrees™ do not grow well in bottomland or wet soil and it is recommended that the water table be deeper than 5 feet. The SuperGreenTrees™ may require fertilizer depending on the local soil and climate.

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Temperature: In North America, the recommended growing zones are 7-11 (see map below). To see substantial growth, summer temperatures of 70°F (21°C) and above for at least 5-6 months are optimal. SuperGreenTrees™ can withstand a low temperature of 0°F (-17°C) to -10°F (-23°C) for a brief period of time and elevated temperatures up to 120°F (49°C). The trunks can be wrapped to help protect the tree.

Irrigation: SuperGreenTrees™ may require irrigation in the first few years while they establish their root system. SuperGreenTree™ in vitros already have an established root system and can be planted with less concern about watering. Irrigation requirements depend on the area of planting and are assessed before a plantation is accepted by the Company. The Company is focusing its efforts on finding plantations in zones with enough rainfall through the year to reduce irrigation demands. Proposed plantations in drier areas (e.g. Texas) are expected to irrigate and we will write irrigation expectations into the growers’ contracts.

Pruning: To produce high quality SuperGreenTrees™, the trees must be pruned regularly (at least annually) in the second, third and possibly fourth years.

United States

The Southern United States is an ideal location for growing SuperGreenTrees™. Currently the Company plans to plant its SuperGreenTrees™ in various states including Louisiana, Texas, Florida, Georgia, Mississippi, and Alabama.

Mexico

The Company and its affiliate, Climate Cure Capital, are planting 75,000 SuperGreenTree™ in vitros with agronomist Luis Gonzalez and ranch owner Melissa Gonzalez at Ms. Gonzalez’s 20,000 acre Rancho San Miguel de la Soledad in Chihuahua Mexico on 500 acres there.

Biochar

Our Joint Venture partner, Biochar Now LLC (BN), is a pioneer in the biochar industry with strong engineering, manufacturing, sales. and administrative personnel focused on making and selling the highest quality biochar on a global scale. Due to this experience and infrastructure we have chosen to partner with BN in order to further the use and sale of our SuperGreenTrees™. Biochar Now has been awarded eleven patents to date on both its technology and applications of its biochar. The company has now successfully proven itself and is undergoing significant expansion throughout North America. It currenlty holds 16 patents on biochar processing and the biochar produced, with one more patent, pending.

Biochar History:

The history of biochar dates back thousands of years to a civilization in the Basin where extensive regions of dark, highly fertile soil known as terra preta – Portuguese for “black earth” – have been discovered and analyzed, revealing high concentrations of charcoal and organic matter, such as plant and animal remains. Found only within inhabited areas, the presence of terra preta indicates that humans were deliberately responsible for its creation.

Soil scientists theorize the ancient Amazonians used a “slash-and-char” process to develop this rich soil. With slash-and-char, plant material or crop remains were cut, ignited, and buried to smolder (rather than burn), which eventually produced char, now commonly referred to as “biochar”. This process isolated most of the carbon in the vegetation, creating a particularly hospitable amendment, which in turn nurtured beneficial micro-organisms that transformed the degraded soil to extremely rich and stable humus.

For centuries, the slash-and-char technique produced the fertile soil – often referred to as the “Secret of El Dorado” – that supported the agricultural needs of the Amazonians, which in turn, enabled their numbers to grow by the millions. From this ancient method BN has developed the technology for producing biochar as a means to improve today’s soil quality and store carbon.

The biochar filtration process is used to purify producer water from wells. Our biochar will remove pollutants allowing for the discharge of clean water.

What is Biochar?

Simply put, biochar is a highly adsorbent, specially produced charcoal originally used as a soil amendment. Scientists theorize biochar was first used in the Amazon Basin thousands of years ago where extensive regions of dark, highly fertile soil known as terra preta were discovered, revealing high concentrations of biochar and organic matter.

Similar to charcoal, biochar is produced using the ancient practice of heating wood or other plant material (biomass) with little to no oxygen. BN uses its patented processes to produce its patented biochar. The BN biochar is approved by the US EPA and the State of California. However, unlike charcoal, which is often used for cooking, biochar is made under specific conditions with the intent to be applied to soil as a means to increase soil fertility and agricultural yields and sequester carbon to reverse global warming. Other market uses of biochar are being discovered regularly as universities and large industrial partners conduct extensive research into this versatile material and its cation exchange properties.

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Biochar is thought to be the key component in a carbon-negative strategy to resolve several critical current ecological challenges.

Biochar Process:

According to Biochar for Environmental Management published by Earthscan and edited by Johannes Lehmann and Stephen Joseph, leaching is often an important aspect of nutrient cycling in agriculture. It occurs when mobile nutrients in soil solution are displaced by percolating water to an area outside the rooting zone where plants cannot utilize them. While large proportions of nutrient losses certainly imply economic impacts with fertilizer use efficiency and soil nutrient stock depletion, the environmental impacts brought about by nutrient leaching can be considerable. Phosphorous and other nutrients cause eutrophication when they leach or run off from agricultural land into bodies of water. This is currently one of the most common causes of unacceptable water quality levels in the developed world. Biochar has been found to decrease nutrient leaching on its own as well as after incorporation within soil.

Benefits of Biochar Application to Soil

Biochar produced from different feedstocks and under different conditions exhibits a range of physical and chemical properties which will have impacts upon nutrient leaching once it is applied to soil. Water-holding capacity in soils is partly determined by organic matter contents, and organic matter amendments generally increase the water-holding capacity of soil. Humic substances derived from coal have been found to increase the water-holding capacity, as well as the aggregate stability of degraded soil.

Soil-applied biochar particles harbor microorganisms’ bacteria and mycorrhizal fungi. Such organisms often have a great impact on plant nutrition – for example, through the mineralization of organic N into forms available to plants or susceptible to volatilization, and through improved P and Mg nutrition via extensive fungal hyphal systems. Current data indicates that biochar application is often followed by an enhancement of mycorrhizal communities in the rhizosphere, coinciding with improved nutrient uptake by associated plants, thereby potentially reducing leaching. While reductions in gaseous Nitrogen emissions have been observed in biochar-amended soil, it is possible that nitrogen leaching and gaseous losses could also be favored in certain cases where mineralization by bacteria occurs beyond the plants’ Nitrogen requirements, and if anaerobic conditions prevail around microorganisms because of changes in water retention.

Biochar Size Selection Availability:

When the biochar conversion process is finished, the raw biochar pieces are too large for practical use so they are resized at a crushing and screening workstation. The output produces four sizes – Chip, Medium, Small, and Powder. Each size has its own uses.

Why Biochar is good for Climate Control and the Environment:

In addition to sustainably producing food, biochar is now seen as a simple, relatively low-cost tool for mitigating climate change. The production and use of biochar in soils create a long-term carbon-negative cycle by sequestering atmospheric carbon over long periods of time and reducing nitrous oxide and methane emissions from soil.

Carbon Sequestration

Biochar is referred to as “carbon-negative” because it sequesters more carbon than is produced when it is created. During pyrolysis, approximately 50% of the biomass’ carbon content is held by the biochar, compared to 10-20% that remains in biomass after 5-10 years of natural decomposition. When biochar is added to soil, the carbon is sequestered for centuries, thereby reducing atmospheric carbon dioxide. Biochar also improves soil fertility, thereby enhancing plant growth which absorbs more carbon dioxide from the atmosphere.

Reduction in Greenhouse Gas Emissions

Biochar also retains nitrogen, thereby reducing emissions of another alarming greenhouse gas, nitrous oxide. Research indicates that biochar-amended soils can provide anywhere from 50-80% reduction in nitrous oxide emissions, which is significant considering that the nitrous oxide released from certain fertilizers is 310 times more potent than an equal amount of carbon dioxide. Turning agricultural and forestry waste into biochar also reduces methane generated by natural decomposition.

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Markets and Marketing

Overview of the SuperGreenTrees™

The SuperGreenTrees™ provide us with the opportunity to participate in a biochar investment while creating direct environmental benefits relating to soil restoration and reversing climate change. The SuperGreenTrees™ leverage the fast growth rate of the SuperGreenTrees™ to maximize the economic and environmental benefits of agroforestry.

SuperGreenTrees™ are a fast-growing hardwood tree that produces a lightweight hardwood with a remarkably high strength/weight ratio. Grown in a tree farm and permaculture settings, its high growth rate, carbon sequestration and soil enhancing properties make it an ideal eco-timber and biochar source product. We believe that beyond the use as biochar that as a hardwood there is a high demand in Asia, combined with the largely unexplored North American market, represent a significant timber marketing opportunity, especially considering recent consumer shifts to sustainable products.

Market highlights include:

•	Demand for lumber is anticipated to double over the next 30 years
•	Used for furniture, crown molding, veneers, window blinds and finishing wood
•	Used for boats, surfboards and musical instruments
•	Highly prized in Asia
•	North American market is undeveloped
•	Sustainably grown timber which appeals to green consumers
•	Rapidly expanding markets including eco-products markets
•	Superior to balsa and could replace it for aerospace and wind turbine applications
•	Competitive with bamboo ($60 billion industry) as a sustainable plywood product
•	Better for the environment than plastics, yet can be combined with resins

Carbon emissions are widely recognized as one of the most significant factors in global warming. Planting trees through both agroforestry and afforestation helps to mitigate global warming through carbon drawdown and provides other environmental benefits.

The Eco Allies SuperGreenTree™ Program is based upon the growth of SuperGreenTrees™ for the purpose of carbon drawdown, while deriving profits from the harvest of the SuperGreenTrees™ grown in tree farms. The rapid growth rate of the SuperGreenTrees™ make them particularly attractive for biochar production, as they grow quickly and are relatively minimal maintenance. In addition, the SuperGreenTrees™ use a form of photosynthesis called C4 which makes it a particularly powerful conduit for carbon drawdown.

The SuperGreenTrees™ mature in approximately seven to eight years and obtain a height of approximately 60ft, at which point they can be harvested and used for biochar or sold for lumber.

Biochar

Research confirms biochar-enriched soils grow larger, healthier plants with greater yields, particularly in degraded or highly weathered soils. In fact, Biochar Now users typically report their costs of biochar are paid off during the first year by increased yield revenues.

Increases in soil fertility are attributable to biochar’s unique properties of adsorption and stability. Compared to other organic soil amendments, biochar is much more effective at retaining nutrients and keeping them available to plants. It maintains a porous structure, which attracts beneficial microbes, holds onto nutrients, retains moisture – qualities that increase fertilizer efficiency and enhance crop yield, while reducing the need to irrigate. And biochar is much more stable in the environment than any other form of organic matter.

Reclamation

Biochar offers an extremely cost-effective solution to bind toxins and prevent their leaching into surface and ground water. And, as a bonus, the once sterile soil can now support plant growth.

By sequestering the heavy metals in the soil surrounding abandoned mines, biochar prevents these contaminants from leaching into local water supplies. Secondarily, biochar quickly facilitates the reestablishment of vegetation on this typically sterile ground with improved soil fertility and reduced erosion. Moreover, biochar can accomplish mine reclamation quickly and at a mere fraction of the cost of removing tailings to hazardous waste landfills.

Proof of biochar’s mine reclamation capabilities can be found within many biochar experiments at abandoned mine sites throughout Colorado and other western states. In less than a year, the projects revegetated the area and drastically reducing the risk of the heavy metals leaching into water supplies.

Bio-Filler

Usage of biochar in bio-fillers has proven to reduce weight while offering a cost competitive solution across industries. Polymers utilizing biochar have shown to increase strength, additionally improving high temperature performance. Biochar utilization also stops the growth of molds or mildews. The odor control characteristics of biochar are not lost during the impregnation of polymers and can actually reduce odors long after the molding process has completed.

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Because biochar is an organic based filler it is now possible to add a large percentage of organic material to your polymers and decrease your environmental impact. Since biochar is a renewable resource, you can effectively reduce your dependence on oil-based consumption. Biochar also reduces greenhouse gases and sequesters carbon.

Research shows biochar has several effects in soil including:

–	Increased water infiltration and water holding capacity
–	Improved soil structure, tilth and stability
–	Increased cation exchange capacity (CEC)
–	Increased adsorption of ammonium, nitrate, phosphate, and calcium ions
–	Increased nutrient retention over ordinary organic matter
–	Improved soil pH buffering and stability
–	Increased soil biology and diversity
–	Enhanced, denser root development
–	Reduced fertilizer runoff, especially nitrogen and phosphorus
–	Reduced total fertilizer requirements
–	Decreased emissions of nitrous oxide by 50-80%

All in all, this powerful soil amendment can be a significant tool to increase food security and crop diversity, particularly in areas with depleted soils, limited organic resources, and scarce water. The increased soil fertility and agricultural yields from the use of biochar may also decrease the need for further deforestation for agricultural purposes.

Competition

The markets we plan to serve are highly fragmented with numerous small and regional participants. We believe no single company will compete with us across the full range of our systems and products. Competition in the markets we plan to serve will be based on a number of considerations, including our ability to excel at timeliness of delivery, technology, applications experience, know-how, reputation, product warranties, service and price. Demand for our product can vary period over period depending on conditions in the markets we serve. We believe our future product quality reliability, and safety supported by advanced manufacturing and operational excellence will differentiate us from many of our competitors, including those competitors who often offer products at a lower price.

Overall, the competitive environment of the fertilizer industry is very tense despite its market size. The Company competes with other manufacturers, distributors, wholesalers such as Miracle Gro, Aries Green Biochar Soil Amendment, OptiVeg, Wakefield Biochar, and Vermont Organics Biochar, to name some of the other biochar fertilizers that are currently available. These competitors possess significantly greater financial and non-financial resources, manufacturing capacity, well established business models and distribution channels and branding.

Due to the size and shipping weight of many of our projects, localized manufacturing/fabrication capabilities are very important to our customers. As a result, competition varies widely by region and industry. The market for our manufactured products is reasonably competitive and is characterized by technological change, continuously changing environmental regulations, and evolving customer requirements.

Employment Agreements

As of this Offering, Eco Allies currently is not a party to any employment agreements. The Company has created a Founder’s Award agreement for its Founder, Jack Honour, and for its General Counsel, Arnold F. Sock, to reward them for their efforts on behalf of the Company and to incentivize them for continuing those efforts (described in the footnotes to the Company’s audited financial statements included in this document at Note 6).

Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our products, software and services. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The USDA and FDA may change rules or enforcement proceedings at any time.

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Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 601 E. Charleston Blvd, Suite 100, Las Vegas, NV 89104. Our main telephone number is (818) 326-6018. Our website is ecoallies.biz, and our email address is info@ecoallies.biz.

Employees

We currently have 0 full-time or part-time employees of our business or operations We anticipate adding additional employees in the next 12 months, as needed.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of August 14, 2023:

As of August 14, 2023, the Eco Allies Inc. had no full-time employees, and no part-time employees.

The directors and executive officers of the Company as of August 14, 2023, are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours Per Week
Charles Guillory	Co-CEO, Director	71	10/2/2020	2
R. Glenn Clerk	CFO, Director	71	7/29/2020	5
James Gaspard	Director	62	7/29/2020	2
Steven Williams	Secretary, VP, Director	71	7/29/2020	2
Billy Barnwell	Director	57	10/2/2020	2
Jack Honour	Founder, Co-CEO, Director	71	7/29/2020	40

Charles ‘Charley’ Guillory – Baton Rouge, Louisiana

Chief Executive Officer, President, and Director

Charles has a proven record of management and growth. He began his work life with a “Class 1” railroad and worked his way up from hand trucking freight in a warehouse to Assistant Superintendent of a Division. During most of his career, his specialty was locating to and supervising problem areas which resulted in their becoming safe, well-organized, and efficiently operated territories. He left for a more challenging position as General Manager of Operations with a service company overseeing the operation of seven sites in three mid-western states. With his personal hands-on approach, he developed five additional sites in three other states from the initial planning stages to the final smooth operation effectively doubling the revenue stream in just under two years. He then moved on to pursue the rewards of private ownership by purchasing a company with what he recognized as untapped potential and saw double-digit profit increases within the first year after implementing his own management ideas and techniques and maintained a healthy growth by adjusting to various challenges for the following eighteen years before choosing to dissolve the business in 2020 in order to join our Company.

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James Gaspard - Loveland, Colorado

Director (Chief Executive Officer of Biochar Now, LLC)

James Gaspard's career in start-ups, mid-size and Fortune 1000 companies gives him a unique perspective on all aspects on a company's life cycle from birth, through growth and harvest. His career has been highlighted to date by his sales talent and his ability to close larger dollar volumes of transactions in several diverse industries. James for the past five years has been the CEO of Biochar Now LLC a market leading producer of high-quality biochar. James received his bachelor’s degree from Texas A&M university in 1991 and his JD/MBA from University of Texas in 1996. He holds a variety of patents and licenses related to the manufacture of biochar, which is a core product of the Eco Allies business model.

R. Glenn Kirk, CPA – Dallas, Texas

Chief Financial Officer and Director

Glenn is a Dallas, Texas based Certified Public Accountant. He has over 30-years of practice which includes tax planning, preparation, and accounting services and which he still does on a part time basis. Glenn Received a Bachelor of Business Administration degree from Texas A&M University - Commerce (formerly East Texas State University) in 1974. He was a partner with the firm of McKinnon, Wootton & Associates, LLC, (formerly McKinnon & Associates, Inc.) a public accounting firm. He is the current owner of R. Glenn Kirk, CPA, LLC, a public accounting practice. He is a Member of the Dallas Chapter of the Texas Society of Certified Public Accountants. Former and present clients include individuals and companies involved in the following fields: Attorneys, equipment distribution and sales, engineering, estates and trusts, manufacturing, manufacturing representatives, natural gas distribution, and marketing, oil and gas exploration, development and production, oil and gas field services, real estate brokers, developers, and retail organizations.

W.F. ‘Billy’ Barnwell – Reno, Nevada

Director (Chief Executive Officer of Climate Cure Capital Corporation)

W.F. (William) Barnwell has for more than 18 years been working in the renewable energy field and was the managing member of The Centre for Carbon Trading. He served on the Board at Global Alternative Green Energy where he helped to brand proprietary technologies known as the BCR™, the BCT™, and the BCS™, and had them certified as “Green” in the renewable energy credits (“REC”) market. Prior to that, he was the COO of Pacific Renewables in San Diego where he developed the REC trading platform. In conjunction with Electric City, he helped deliver Virtual Megawatt Power Plants. He has unrivaled experience and knowledge in the world of environmental commodities. He has marketed energy-efficient products traded on the Chicago Commodity Exchange and brought institutional funding from Morgan Stanley, Duke Power, and El Paso Energy to various projects and activities, and run a renewable energy credit desk and directed marketing efforts for the Center for Carbon Trading and Resource Marketing. The International Emission Trade Association invited him to participate in the Congressional Advisory Committee for Cap and Trade. He was selected from its 5,000 members to be one of the 50 on the advisory panel. He holds a business degree from the University of Denver.

Steven 'Herky' Williams – Nashville, Tennessee

Secretary, Director, Executive Vice President-Investor Relations, and Director

Steven ‘Herky, Williams has an extensive knowledge and background of the entertainment industry. As Senior Director of A&R for Capital Records he signed Willie Nelson, Garth Brooks, Tanya Tucker and many others. He holds a Tennessee hemp farming permit and devotes much of his time to growing Tennessee’s industrial hemp industry and as a director for Eco Allies. Over the past decade Mr. Toth has been and is the organizer and manger behind many of Nashville’s most enduring charity events.

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Jack Honour – Las Vegas, NV

Jack Honour Founder/ Director – Co-CEO

Jack Honour founder of Eco Allies is Chairman of the Board of Directors and Co-CEO of the Company and the CEO of Stereo Vision Entertainment, the publicly traded company he founded over 20 years ago. For the last 10 years, he has also been Chairman/President of the Hollywood production company REZN8. About two years ago, realizing the timing was right to enter the climate change mitigation industry and to add shareholder value, Stereo Vision set off on the parallel course to their faith-based content development and acquired Climate Cure Capital Corporation to join the battle against climate change. This led to the formation of the Nevada ESG Benefit company Eco Allies Inc. and the assembling of the seasoned ESG industry professionals for the Eco Allies Board of Directors. Over his professional life, Honour's launched a variety of businesses, including real estate management, commercial fishing, and restaurants. He is also a WGA registered writer. Honour's business management philosophy was constructed by the training he received as a member of the U.S. Coast Guard's White House detail.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

No familial relationships. Other than the foregoing, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

______

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officers paid by us during the years ending March 31, 2023 and 2022, respectively, in all capacities for the accounts of our executives, including the Chief Executive Officers (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Charles Guillory,	2023	0	0	0	0	0	0	0	0
CEO, Director	2022	0	0	200,000	0	0	0	0	200,000

R. Glenn Kirk,	2023	0	0	0	0	0	0	0	0
CFO, Director	2022	0	0	200,000	0	0	0	0	200,000

James Gaspard,	2023	0	0	0	0	0	0	0	0
Director	2022	0	0	200,000	0	0	0	0	200,000

John Toth, (1)	2023	0	0	0	0	0	0	0	0
Director	2022	0	0	200,000	0	0	0	0	200,000

Steven Williams	2023	0	0	0	0	0	0	0	0
Secretary, VP, Director	2022	0	0	200,000	0	0	0	0	200,000

Billy Barnwell	2023	0	0	0	0	0	0	0	0
Director	2022	0	0	200,000	0	0	0	0	200,000

Jack Honour	2023	0	0	0	0	0	0	0	0
Founder, Director, Co-CEO	2022	0	0	0	0	0	0	0	0
Dimitri (2) Rakopoulas		0	0	0	0	0	0	0	0
Director	2022	0	0	0	0	0	0	0	0

(1) John Toth resigned as a director for personal reasons in June 2022.

(2) Dimitri Rakopoulas resigned as Chief Operating Officer for personal reasons in October 2022.

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Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended March 31, 2023.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Directors or executive officer. The Company does have a Founder’s Award agreement with its Co-CEO Jack Honour for his efforts. Our General Counsel, Arnold F. Sock, also has a Founder’s Award agreement with the Company, although he is not an officer or a director.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

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Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 6 members. Charles Guillory, R. Glenn Kirk, Steven Williams and Jack Honour, do not qualify as independent Directors in accordance with the published listing requirements of the NASDAQ Global Market. James Gaspard and Billy Barnwell do qualify as independent Directors in accordance with the published listing requirement of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to each Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Directors and the Company with regard to each Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Charles Guillory, our Co-CEO, 601 E. Charleston Blvd, Suite 100, Las Vegas, NV 89104. Our main telephone number is 818-326-6018.

However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filedwith the SEC so that all shareholders have access to information about the Company at the same time. Charles Guillory collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by Charles Guillory unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

___________

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

James Gaspard is the CEO of Biochar Now, LLC, a director of Stereo Vision Entertainment, Inc., and a director of Eco Allies Inc. Mr. Gaspard has the ability to effect decisions over the Company, Stereo Vision Entertainment, Inc., and Biochar Now, LLC through his positions as CEO of Biochar Now, and as a Director of the Company and of Stereo Vision Entertainment, Inc. As such there is the potential for a conflict of interest between Mr. Gaspard, Biochar Now, LLC, Stereo Vision Entertainment, Inc., and the Company.

Jack Honour is our Co-CEO, and director and the CEO and a director of Stereo Vision Entertainment, Inc. Mr. Honour, has the ability to effect decisions over the Company’s and Stereo Vision Entertainment, Inc.’s operations through contractual arrangements and management decisions. As Mr. Honour holds these positions there is the potential for a conflict of interest between the Company and Stereo Vision Entertainment, Inc.

Jack Honour is the control shareholder of Stereo Vision Entertainment, Inc., which owns the Company’s Series A Preferred stock, giving Mr. Honour and Stereo Vision Entertainment, Inc. voting control of the Company. As Mr. Honour holds such control, there is the potential for a conflict of interest between the Company and Stereo Vision Entertainment, Inc.

The Company has an arrangement for 75,000 SuperGreenTrees™ to be grown in Mexico by arrangement with Climate Cure Capital Corporation, a wholly owned subsidiary of the Company’s control shareholder, Stereo Vision Entertainment, Inc. whereby the Company and Climate Cure Capital will share in the revenues generated from the trees grown.

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

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Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

None.

Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such

Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

During 2021, the Company received advances from the Chief Executive Officer for corporate expenses totaling $1,185. These advances are non-interest bearing, unsecured, and due on demand.

During 2022, the Company received advances from the Chief Executive Officer, and from the Chief Financial Officer, for corporate expenses totaling $8,320. These advances are non-interest bearing, unsecured, and due on demand.

During 2023, the Company repaid in full an advance from the Chief Financial Officer in the amount of  $5,000.

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In the year ended March 31, 2021, the Company issued 2,500,000 shares of common stock to an affiliate of the Company’s Chief Executive Officer (Stereo Vision Entertainment, Inc.) in exchange for 231,121 verified carbon credits and 5,000,000 seeds of the  SuperGreenTree™™, having a fair value of $2,500,000 ($1/share), based upon recent third party cash offerings.

In connection with this stock issuance, the Company became a majority owned subsidiary of Stereo Vision Entertainment, Inc. The change in control has occurred with a related party as the Company’s Chief Executive Officer serves this role for both companies. Additionally, the Company’s Chief Executive Officer is a principal stockholder, exerts significant influence, and has implied control of both companies.

In the year ended March 31, 2022, the directors of the Company, and a former director, were each awarded 200,000 shares of the Company’s common stock in compliance with an offer made by the Company’s founder, Jack Honour, for them to become directors. Mr. Honour did not receive any shares for becoming a director.

The Company considers the carbon credits and seeds as part of their strategy for future business operations. The items acquired represent the Company’s ongoing research and development in the climate change industry.

As of March 31, 2023, the Company had insignificant operations and has expensed the share issuance as research and development in the accompanying statement of operations.

During 2023, the Company repaid in full an advance from the Chief Financial Officer in the amount of  $5,000.

FOUNDERS AWARDS

In February 2022, the Board of Directors desired to recognize the efforts of its Founder, John H. Honour, and that of its General Counsel, Arnold F. Sock, for their extensive time investment, unrelenting efforts, and tireless work to advance the Corporation in a variety of ways, such as pursuit of funding, business opportunities, and introductions of persons who could bring connections for business opportunities, and networking, among other efforts and activities, to assist and enhance the Corporation’s business endeavors through their joint and several actions undertaken and continuing to be undertaken; and recognizing those efforts actions that have occurred, and are ongoing, without which the Corporation would not exist, and continue to exist, be in compliance with SEC rules, and other requirements, as well as be able to continue on its planned path, and without which the Corporation would not be able to advance and expand the opportunities Honour and Sock seek for the Corporation, and without the work they do therefore and otherwise.

Disclosure of Conflicts of Interest

James Gaspard is the CEO of Biochar Now, LLC, a director of Stereo Vision Entertainment, Inc., and a director of Eco Allies Inc. Mr. Gaspard has the ability to effect decisions over the Company, Stereo Vision Entertainment, Inc., and Biochar Now, LLC through his positions as CEO and Directors. As such there is the potential for a conflict of interest between Mr. Gaspard, Biochar Now, LLC, Stereo Vision Entertainment, Inc., and the Company.

Jack Honour is our Co-CEO, and director and the CEO and a director of Stereo Vision Entertainment, Inc. Mr. Honour, has the ability to effect decisions over the Company’s and Stereo Vision Entertainment, Inc.’s operations through contractual arrangements and management decisions. Mr. Honour is the control shareholder of Stereo Vision Entertainment, Inc. Stereo Vision Entertainment, Inc. is the control shareholder of the Company. As Mr. Honour holds those positions, and holds control of Stereo Vision Entertainment, Inc., and thereby control of the Company, there is the potential for a conflict of interest between the Company and Stereo Vision Entertainment, Inc.

Except as described above there are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Eco Allies Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Eco Allies Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Eco Allies Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or,

None of Eco Allies Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

35

Board Composition

Our board of directors currently consists of 6 members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of August 14, 2023, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 5,408,911 shares of common stock deemed to be outstanding as of August 14, 2023.

The following table gives information on ownership of our securities as of August 14, 2023, The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Jack Honour	1,075,000 Common Stock	19.34%

Stereo Vision Entertainment, Inc. (CEO Jack Honour)	1,750,000 Common Stock	31.48%
	10 Series A Preferred Stock	99%

Charles Guillory	200,000 Common Stock	>4%
R. Glenn Clerk	200,000 Common Stock	>4%
James Gaspard	200,000 Common Stock	>4%
Steven Williams	200,000 Common Stock	>4%
Billy Barnwell	200,000 Common Stock	>4%

All executive officers and directors as a group (7 persons)		99% Common Stock 99%(2) Total Common Vote

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon 5,558,911 shares issued and outstanding as of August 14, 2023 and upon 10 Series A Preferred shares issued and outstanding.

36

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

_____

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue Fifty Million (50,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and Ten Thousand (10,000) shares of preferred stock are authorized.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

Preferred Stock

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Series A Preferred Stock

The Company has Ten (10) shares of Series A Preferred Stock issued and outstanding.

The Series A preferred stock has super voting rights giving the holder control of the Company’s voting power. The certificate of designation establishing the Series A Preferred Stock authorizes the holder(s) of the Series A Preferred Stock to vote on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors. No designation of shares of either common or preferred stock, or any other device, may diminish or otherwise affect the voting power of the Series A Preferred Stock without the prior written consent of the holder(s) of Series A Preferred Stock. The record holder(s) of the Preferred A Stock shall have the right to vote on any matter with holders of common stock voting together as one class. A holder of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the results of the calculation described following, whose components are: (a) the number of shares of the Series A Preferred Stock held by such holder being the multiplicand; (b) the number of issued and outstanding shares of the Company’s common stock, on a fully diluted basis as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, being the multiplier; the product of the multiplicand and the multiplier, being the product; the product then becoming the dividend, with the dividend divided by (c) 0.2 (two tenths) being the divisor. The result of the dividend and divisor calculation is the Quotient. The Quotient is equal to the number of votes eligible to be cast by the holder(s) of the Series A Preferred Stock Voting Power.

37

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Eco Allies Inc. (“Eco Allies,” “We,” or the “Company”) is offering up to $20,000,000 total of Securities, consisting of Common Stock, $0.001 par value (the “Common Stock” or collectively the “Securities”). We have raised $376,500 from  sales of Securities from this offering through July 31, 2023.

Transfer Agent

Our transfer agent is Transfer Online, Inc., whose address is 512 SE Salmon Street, Portland, OR 97214, telephone number is (503) 227-2950, and website is www.transferonline.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

-

1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

38

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Arnold F. Sock., Esq. of Los Angeles, CA.

EXPERTS

______

The years ended March 31, 2023 and March 31, 2022, financial statements included in this Offering Circular have been audited by Assurance Dimensions, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

39

F-1

Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders

Eco Allies, Inc.

Opinion

We have audited the accompanying financial statements of Eco Allies, Inc. (the “Company”) which comprise the balance sheet as of March 31, 2023 and 2022, and the related statement of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and results of its operations and cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company for the years ended March 31, 2023 and 2022, the Company incurred net losses of approximately $136,000 and $1,250,000, respectively. Further, the Company has had negative cash flows from operations in the amounts of approximately $125,000 and $40,000, respectively. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-2

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of ABC Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

July 25, 2023

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

F-3

Balance Sheet
For the Years Ending March 31, 2023 and March 31, 2022
(Audited)

Assets
	March 31, 2023	March 31, 2022
Current Assets
Cash	$64,221	$1,994
Total Current Assets	64,221	1,994

Other Assets
Loans to Affiliates	171,554	23,600
SuperGreenTree™ Seeds	6,384	-
Total Other Assets	177,938	23,600

Total Assets	$242,159	$25,594

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Notes payable - net	$48,000	$48,000
Accrued Expenses	10,969	128
Due to related party	3,320	8,320
Total Current Liabilities	62,289	56,448

Stockholders' Equity (Deficit)
Common stock, $0.001 par value, 50,000,000 shares authorized, 5,558,911 and 5,207,061 shares issued and outstanding, respectively	5,559	5,207
Preferred Stock, $0.001 par value, 10,000 authorized	-	-
Series A Preferred Stock, $0.001 par value, 10 shares authorized, issued and outstanding	-	-
Additional paid-in capital	4,254,752	3,903,254
Accumulated deficit	(4,080,441)	(3,939,315)
Total Stockholders' Equity (Deficit)	179,870	(30,854)

Total Liabilities and Stockholders' Equity ( Deficit )	$242,159	$25,594

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

F-4

Statement of Operations
For the Years End March 31, 2023 and March 31, 2022
(Audited)

	For the	For the
	Year Ended	Year Ended
	March 31, 2023	March 31, 2022
Operating Expenses
General and administrative expenses	$130,796	$1,249,864
Total Operating Expenses	130,796	1,249,864

Loss from operations	(130,796)	(1,249,864)

Other Expense
Interest expense	10,330	-
Amortization of debt discount	-	(8,000)
Total Other Expense	10,330	(8,000)

Net loss	$(141,126)	$(1,257,864)

Loss per share - basic and diluted	$(0.03)	$(0.27)

Weighted average number of shares - basic and diluted	5,382,936	4,588,281

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

F-5

Statement Of Changes In Stockholders’ Equity (Deficit) (Audited)
For the Years Ended March 31, 2023 and 2022

							Total
					Additional		Stockholders'
	Common Stock		Preferred Stock		Paid In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, March 31, 2021	3,969,500	$3,970	-	$-	$2,666,831	$(2,681,451)	$(10,650)

Net loss - Year Ended March 31,2022	-	-	-	-	-	(1,257,864)	(1,257,864)

Preferred Stock Series A - Authorized & Issued	-	-	10	-	100	-	100

Common Stock Issued for Services	1,200,000	1,200	-	-	1,198,800		1,200,000

Common Stock Issued for Cash	37,561	37	-	-	37,523	-	37,560

Balance, March 31, 2022	5,207,061	$5,207	10	-	3,903,254	(3,939,315)	(30,854)

Net loss - Year Ended March 31,2023	-	-	-	-	-	(141,126)	(141,126)

Common Stock Issued for Cash	351,850	352	-	-	351,498	-	351,850

Balance, March 31, 2023	5,558,911	$5,559	10	$-	$4,254,752	$(4,080,441)	$179,870

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

F-6

STATEMENT OF CASH FLOWS (Audited)
For the Fiscal Years Ended March 31, 2023 and March 31, 2022

	For the	For the
	Year Ended	Year Ended
	March 31, 2023	March 31, 2022
Operating Activities
Net loss	$(141,126)	$(1,257,864)
Adjustments to reconcile net loss to net cash used in operations:
Amortization of debt discount	-	8,000
Stock issued for services	-	1,200,000
(Increase) Decrease in Prepaids	-	10,000
Increase in Accrued Expense	10,841	128
Net cash used in operating activities	(130,285)	(39,736)

Investing Activities
Purchase of SuperGreen Tree Seeds	(6,384)	-
Loans To Affiliates	(147,954)	(23,600)
Net cash used in investing activities	(154,338)	(23,600)

Financing Activities
Proceeds from issuance of note payable - net of original issue discount	-	20,000
Repayment of loan(s) from officer(s)	(5,000)	-
Advances from related party	-	7,135
Stock issued for cash, net of issuance costs	351,850	37,661
Net cash provided by financing activities	346,850	64,796

Net increase in cash	62,227	1,460

Cash - beginning of period	1,994	534

Cash - end of period	$64,221	$1,994

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income tax $ -	$-	$-
Supplemental disclosure of non-cash investing and financing activities
Original issue discount on notes payable	$-	$4,000

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

F-7

ECO ALLIES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2023 AND MARCH 31, 2022

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations Eco Allies, Inc. (collectively, “EAI”, “we”, “us”, “our” or the “Company”) was incorporated in Nevada on July 29, 2020.

We are pursuing opportunities in climate change mitigation, and the renewable and sustainable technologies industries. The Company will manufacture, distribute, and market Biochar. Additionally, the Company will sell carbon offset credits.

The Company’s fiscal year end is March 31.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying financial statements, for the period ended March 31, 2023, and March 31, 2022 the Company had:

•	Net loss of $141,126; and net loss of $1,257,864, respectively
•	Net cash used in operations was $130,285, and $39,736, respectively

Additionally, for the period ended March 31, 2023, and the period ended March 31, 2022, the Company had:

•	Accumulated deficit of $4,080,441 and accumulated deficit, $3,939,315, respectively
•	Stockholders’ equity of $179,870, and stockholder’s deficit of $30,854 respectively
•	Working capital of $1,932 and working capital deficit of $54,454, respectively

The Company had cash on hand of $64,221 at March 31, 2023, and $1,994 at March 31, 2022. Although the Company intends to raise additional debt (third party and related party lenders) or equity capital (historically shareholder capital contributions and third party debt), the Company expects to incur losses from operations and have negative cash flows from operating activities for the near-term. These losses could be significant as the Company executes its business plan.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

F-8

Management’s strategic plans include the following:

•	Pursuing additional capital raising opportunities,
•	Continue research and development efforts on executing and commercializing its business operations,
•	Continuing to explore and execute prospective partnering or distribution opportunities; and
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

Note 2 - Summary of Significant Accounting Policies

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At March 31, 2023, and 2022, the Company did not have any cash equivalents.

SuperGreenTree™™ Seeds

The SuperGreenTree™™ seed inventory is valued at the cost of harvesting them from existing SuperGreenTrees™.

Original Issue Discount

For certain notes issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense in the statement of operations over the life of the debt.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense in the statement of operations, over the life of the underlying debt instrument.

F-9

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 ”Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2023, and 2022, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. As of March 31, 2023, tax years 2022. and 2021 remain open for IRS audit.

Basic and Diluted Earnings (Loss) per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future.

The Company did not have any potentially dilutive equity securities outstanding as of March 31, 2023, or as of March 31, 2022.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of ASU’s to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof. At March 31, 2023, there were no pronouncements that had an effect on the Company’s financial statements.

Note 3 – Notes Payable, Original Issue Discount and Debt Issue Cost

On March 29, 2021, the Company issued a ninety day note to a third party for $24,000 with an original issue discount of $4,000, resulting in net proceeds of $20,000. The note is unsecured. On April 20, 2021, the Company issued another ninety day note to the same third party for $24,000 with an original issue discount of $4,000, resulting in net proceeds of $20,000. The note is unsecured. As of March 31, 2023, both of these notes were delinquent. The Company is working with the lender to restructure the notes. The Company has accrued interest on the notes at the legal rate of interest in Nevada in the amount of $10,330.

F-10

Note 4 – Income Taxes

The Company’s tax expense differs from the “expected” tax expense for the periods ended March 31, 2023, and March 31, 2022 (computed by applying the blended corporate tax rate of 21% to loss before taxes), are approximately as follows:

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 2023, and March 31, 2022, are approximately as follows:

	March 31, 2023	March 31, 2022

Federal income tax benefit net of state benefit - at 21%	$26,000	$14,000
Deferred tax provision	-	252,000
Subtotal	26,000	266,000
Valuation allowance	(26,000)	(266,000)
	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at March 31, 2023, and March 31, 2022, are approximately as follows:

	March 31, 2023	March 31, 2022

Deferred Tax Assets

Stock to be issued for services	$807,000	$807,000
Net operating loss carryforwards	192,000	25,000
Total deferred tax assets	999,000	832,000
Less: valuation allowance	(999,000)	(832,000)
Net deferred tax asset recorded	$-	$-

Deferred tax assets and liabilities are computed by applying the federal and state income tax rates in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the period ended March 31, 2023 and March 31, 2022, the valuation allowance increased by approximately $26,000 and $266,000, respectively.

At March 31, 2023, the Company has federal and state net operating loss carryforwards, which are available to offset future taxable income. NOL carryforwards that were generated after 2020 may be used to offset taxable income and are carried forward indefinitely.

F-11

The Company files corporate income tax returns in the United States jurisdiction. Due to the Company’s net operating loss posture, all tax years are open and subject to income tax examination by tax authorities. The Company’s policy is to recognize interest expense and penalties related to income tax matters as tax expense. At March 31, 2023, there are no unrecognized tax benefits, and there are no significant accruals for interest related to unrecognized tax benefits or tax penalties.

Note 5 – Stockholders’ Equity (Deficit)

As of March 31, 2023, and March 31, 2022, the Company has two classes of stock:

Common Stock

•	50,000,000 shares authorized
•	$0.001 par value
•	Voting at 1 vote per share

Preferred Stock

-	10,000 Shares authorized
-	$0.001 par value
-	10 Series A shares designated

 Series A Preferred Stock

-	10 Shares issued and outstanding
-	$0.001 par value
-	Voting (See below)

The Series A preferred stock has super voting rights giving the holder control of the Company’s voting power. The certificate of designation establishing the Series A Preferred Stock authorizes the holder(s) of the Series A Preferred Stock to vote on all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors. No designation of shares of either common or preferred stock, or any other device, may diminish or otherwise affect the voting power of the Series A Preferred Stock without the prior written consent of the holder(s) of Series A Preferred Stock. The record holder(s) of the Preferred A Stock shall have the right to vote on any matter with holders of common stock voting together as one class. A holder of the Series A Preferred Stock shall be entitled to the number of votes on such matters equal to the results of the calculation described following, whose components are: (a) the number of shares of the Series A Preferred Stock held by such holder being the multiplicand; (b) the number of issued and outstanding shares of the Company’s common stock, on a fully diluted basis as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, being the multiplier; the product of the multiplicand and the multiplier, being the product; the product then becoming the dividend, with the dividend divided by (c) 0.2 (two tenths) being the divisor. The result of the dividend and divisor calculation is the Quotient. The Quotient is equal to the number of votes eligible to be cast by the holder(s) of the Series A Preferred Stock Voting Power.

F-12

Equity Transactions for the Two Years Ended March 31, 2023

Stock Issued for Cash

The Company issued 37,561 shares of common stock in the year ended March 31, 2022 for $37,561 ($1/share) and 351,850 shares of common stock in the year ended March 31, 2023 for $351,850 ($1/share).

Stock Issued for Services

The Company agreed to issue 1,200,000 shares to its board of directors’ members in February 2022, 200,000 shares to each Director, except the CEO, John Honour, and 200,000 shares to now former Director John Toth.

Stock issued Through Form 1-A

The Company filed a Form 1-A which became qualified on June 28, 2021. As of March 31, 2022, the Company sold 26,500 shares of common stock at $1/share, and sold an additional 351,850 shares of common stock at $1/share as of March 31, 2023.

The Company filed a Form 1-A Post Qualification Amendment No. 1 on August 23, 2022 and it received its qualification on August 30, 2022.

Stock issued through Form C

In September 2021 the Company engaged a crowdfunding platform, Netcapital, and filed a Form C. As of March 31, 2022, the Company sold 10,061 shares of its common stock for $1/share. The Company received a disbursement, net of offering expenses, from Netcapital on March 22, 2022 for shares sold through Netcapital up to that date.

The Company’s funding raising through Netcapital ceased on August 1, 2022. Through Netcapital, the Company sold an additional 1,850 of its common shares for $1,850 during  fiscal year ending March 31, 2023.

Series A Preferred Stock Issued

In February 2022, the Company issued 10 shares of Series A Preferred Stock to Stereo Vision Entertainment, Inc., the initial majority stockholder of the Company, for the sum of $100. This resulted in no change in control, and as with the former majority owner of the common stock, the transaction has occurred with a related party as the Company’s Chief Executive Officer serves this role for both companies.

Note 6 – Contingent Founders Awards

In February 2022, the Board of Directors desired to recognize the efforts of its Founder, John H. Honour, and that of its General Counsel, Arnold F. Sock, for their extensive time investment, unrelenting efforts, and tireless work to advance the Corporation in a variety of ways, such as pursuit of funding, business opportunities, and introductions of persons who could bring connections for business opportunities, and networking, among other efforts and activities, to assist and enhance the Corporation’s business endeavors through their joint and several actions undertaken and continuing to be undertaken; and recognizing those efforts actions that have occurred, and are ongoing, without which the Corporation would not exist, and continue to exist, be in compliance with SEC rules, and other requirements, as well as be able to continue on its planned path, and without which the Corporation would not be able to advance and expand the opportunities Honour and Sock seek for the Corporation, and without the work they do therefore and otherwise.

F-13

The Directors approved of an award package for Honour and for Sock, on a founder’s basis, the following, for the first $2,500,000 raised through the sale of equity only, the amount of One Hundred Twenty Five Thousand Dollars to each. Thereafter, for each $2,500,000 raised, up to $75,000,000 raised in total, only from the sale of the Company’s equity, an additional Sixty-Two Thousand Five Hundred Dollars to each. The obligation to pay any amount described, remain as contingent obligations that arise and are due only upon the receipt by the Company of the equity funding or fundings as herein described, and such amounts are due and payable to the respective heirs of Honour and Sock, in the respective amounts, in the event either or both of them had not survived to receive the amount or amounts due them directly.

Upon the completion of the first raise of $2,500,000, and only once, the Directors approved the issuance to Honour and to Sock of One Million shares of the Company’s common stock to each.

Note 7 Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

During 2022, the Company received advances from the Chief Executive Officer, and from the Chief Financial Officer, for corporate expenses totaling $8,320. These advances are non-interest bearing, unsecured, and due on demand.

During 2023, the Company repaid an advance from the Chief Financial Officer for corporate  expenses totaling $5,000.

During 2022, the Company advanced a total of $23,600 to affiliate companies, Climate Cure Capital Corporation and Stereo Vision Entertainment, Inc.  During 2023, the Company advanced $147,954 to Stereo Vision Entertainment, Inc. Climate Cure Capital Corporation is a wholly owned subsidiary of Stereo Vision Entertainment, Inc. and Stereo Vision Entertainment, Inc. is the control shareholder of the Company.

The advances are non-interesting bearing loans without maturity dates. The Company expects to collect the amounts advanced in the year ending March 31, 2024 as those companies receive investment, operations income, or both. The Company does not treat the advances as distributions as it expects to collect them from its affiliates.

Note 8 – Subsequent Events

The Company has reviewed events through July 26, 2023 and evaluated need for subsequent event disclosures.

F-14

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1*	Amended Articles of Incorporation and Amendments Thereto
2.2*	Bylaws
3.1*	Specimen Stock Certificate
3.2*	Subscription Agreement
6.1*	Asset Purchase, Sale and Transfer Agreement by and between the Company and Climate Cure Capital Corp., dated February 18, 2021
6.2*	Joint Venture Agreement by and between the Company and BiocharNow, LLC, dated June 10, 2021
11.1	Consent of Auditors
12.1	Opinion of Arnold F. Sock, Esq.

* filed previously on Form 1A dated June 17, 2021.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas on August 14, 2023.

(Exact name of issuer as specified in its charter):	Eco Allies Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ John H. Honour
Title: John H. Honour, Co-Chief Executive Officer (Principal Executive Officer)
(Date)	August 14, 2023

By:	/s/ Charles Guillory
Title: Charles Guillory, Co-Chief Executive Officer (Principal Executive Officer)
(Date):	August 14, 2023

By:	/s/ R. Glenn Kirk
Title: R. Glenn Kirk, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)
(Date):	August 14, 2023

SIGNATURES OF DIRECTORS:

/s/ Charles Guillory	August 14, 2023
Charles Guillory	Date

/s/ R. Glenn Kirk	August 14, 2023
R. Glenn Kirk	Date

/s/ James Gaspard	August 14, 2023
James Gaspard	Date

/s/ Steven Williams	August 14, 2023
Steven Williams	Date

/s/ Billy Barnwell	August 14, 2023
Billy Barnwell	Date

/s/ Jack Honour	August 14, 2023
Jack Honour	Date

III-2